Exhibit 3.77

Delaware         PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ADVANCED DISPOSAL SERVICES HANCOCK COUNTY, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE SIXTH DAY OF SEPTEMBER, A.D. 2002, AT 12 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “ADVANCED PROPERTIES, LLC” TO “ADVANCED DISPOSAL SERVICES HANCOCK COUNTY, LLC”, FILED THE SECOND DAY OF OCTOBER, A.D. 2003, AT 11:51 O’CLOCK A.M.

CERTIFICATE OF CANCELLATION, FILED THE TWENTY-EIGHTH DAY OF MARCH, A.D. 2008, AT 6:24 O’CLOCK P.M.

CERTIFICATE OF CORRECTION, FILED THE SECOND DAY OF MAY, A.D. 2008, AT 6:38 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “ADVANCED DISPOSAL SERVICES HANCOCK COUNTY, LLC”.

Jeffrey W. Bullock, Secretary of State

Authentication: 9956976

Date: 11-01-12

CERTIFICATE OF FORMATION

OF

ADVANCED PROPERTIES, LLC

ARTICLE I—NAME

The name of this Limited Liability Company is Advanced Properties, LLC (the “Company”).

ARTICLE II—INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Company is 1209 Orange Street, Wilmington, Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

ARTICLE III—OPERATING AGREEMENT

The rights and duties of the members of the Company are set forth in the Operating Agreement of the Company.

IN WITNESS WHEREOF, the undersigned authorized person of the Company has executed this Certificate of Formation this 6th day of September, 2002.

Matthew C. McNulty

Authorized Person of Company

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

Pursuant to the provisions of Section 18-202 of the Delaware Statutes, the undersigned, being the sole Member of Advanced Properties, LLC (the “Company”), a limited liability company existing under the laws of the State of Delaware, does hereby state:

1 The name of the limited liability company is Advanced Properties, LLC.

2. The amendment adopted is an amendment to Article I of the Certificate of Formation of this Company deleting such paragraph in its entirety to read as follows:

“ARTICLE I—NAME

The name of this limited liability company is Advanced Disposal Services Hancock County, LLC (the “Company”).”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Advanced Properties, LLC this 30th day of September, 2003.

ADVANCED PROPERTIES, LLC

By:
Charles C. Appleby President

CERTIFICATE OF CANCELLATION.

ADVANCED DISPOSAL SERVICES HANCOCK COUNTY, LLC, a limited liability company, (the “Company”) which was organized under the Delaware Limited Liability Company Act (the “Act”), for the purpose of canceling the Certificate of Formation of the Company pursuant to Section 18-203 of the Act, hereby certifies that:

1. The name of the limited liability company is ADVANCED DISPOSAL SERVICES HANCOCK COUNTY, LLC.

2. The Certificate of Formation of the Company was filed in the Office of the Secretary of State of the State of Delaware on September 6, 2002.

3. The cancellation of the Certificate of Formation of the Company shall be effective upon filing of this Certificate of Cancellation.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Cancellation as of the 1st day of February, 2008.

ADVANCED DISPOSAL SERVICES HANCOCK COUNTY, LLC,

By:	Advanced Disposal Services, Inc.,
Its Sole Member

By:
Christian B. Mills Vice President—General Counsel

State of Delaware

Certificate of Correction

of a Limited Liability Company

to be filed pursuant to Section 18-211(a)

1. The name of the Limited Liability Company is: Advanced Disposal Services Hancock County, LLC

2. That a Certificate of Cancellation was filed by the Secretary of State of Delaware on March 28, 2008, and that said Certificate requires correction as permitted by Section 18-211 of the Limited Liability Company Act.

3. The inaccuracy or defect of said Certificate is: (must give specific reason) The Certificate of Cancellation should not have been filed as the Company is an active company. The Certificate of Cancellation was filed due to attorney error.

4. The Certificate is hereby corrected to read as follows:

The Certificate of Cancellation should be rendered null and void.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 2 day of May, A.D. 2008.

By:
Authorized Person

Name: Christian B. Mills, VP, General Counsel

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